Exhibit 10.49

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT AND WAIVER, dated as of December 20, 2019 (this “Agreement”), is entered into by and between ILLINOIS CORN PROCESSING, LLC, a limited liability company organized and existing under the laws of Delaware (“Company”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Agent”). Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

BACKGROUND:

WHEREAS, the Company, Lender and Agent have entered into that certain Credit Agreement dated as of September 15, 2017 (as amended, restated, modified or otherwise supplemented from time to time, collectively the “Credit Agreement”) and the other Loan Documents;

WHEREAS, the Company failed to be in compliance with the financial covenant set forth in Section 8.1 of the Credit Agreement for the months of September and October 2019 (the ‘Specified Defaults”);

WHEREAS, the Company has requested that, as of the Effective Date, the Credit Agreement and certain other Loan Documents be amended as herein provided; and

WHEREAS, Agent and Lender are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

ARTICLE 1 Amendments.

Effective on (and subject to the occurrence of) the Effective Date, the Credit Agreement is amended as follows:

1.1 New Section 2.8 of the Credit Agreement. The following new 2.8 is hereby added to the Credit Agreement:

2.8 Payment and Allocation of Paydown Amount.

(a) On or before September 30, 2020, the Pekin Lenders and the ICP Lenders shall receive payment of $40,000,000 (the “Paydown Amount”) to reduce the outstanding balances of the Term Loan and the “Term Loan” under Pekin Credit Agreement, as such amount shall be allocated between the Pekin Lenders and the ICP Lenders; pursuant to the CoBank Intercreditor Agreement, and of any other amounts received pursuant to Section 2.8(c) below.

(b) The Paydown Amount will be paid from one or more of the following sources; provided that amounts arising from each such payment source will each be distributed (x) 80% to the Pekin Lenders and the ICP Lender, collectively, and (y) 20% to PEI:

(i) one or more of the following sources:

(A) net cash sale proceeds received from the sale of any assets of PEC, whether arising pursuant to an ownership sale or an asset sale by any of its Subsidiaries, including ICP, Pekin and Aurora, and including any cash proceeds from any seller financing promissory note in connection with any such sale (any such sale, being, a “PEC Asset Sale”); provided that, with respect to any such promissory note:

(I) any such seller financing promissory shall be assigned in writing by such Seller to the Agent for the benefit of the Lender as additional collateral,

(I) such assignment shall be acknowledged in writing by the beneficiary of such seller financing promissory note, and

(III) the payments under such seller financing promissory shall be directed by the seller to the Agent for the benefit of the Lender provided that at such time the Paydown Amount has been paid in full, the security interests in such note shall be terminated, such note will be delivered to the Company and all payments will be directed to the Company, for distribution in accordance with the splits identified below in Section 2.8(c);

(B) any net cash proceeds from the payment of any award, judgment or settlement with respect to the Indeck Litigation (the “Indeck Proceeds”); provided, however, that the lesser of (I) 20% of the Indeck Proceeds or (II) $1,500,000 of the Indeck Proceeds shall first be contributed to the Pekin Contingency Amount.

With regard to any proceeds to be allocated for distribution to PEI set forth in this clause 2.8(b)(i), such amount shall be reduced on a dollar-for-dollar basis equal to 50% of the amount of the Allocated Affiliate Fees (as defined below) incurred and paid in cash to PEI by PEC or ICP after January 1, 2020 pursuant to that certain Affiliated Company Agreement (collectively, the “PEI Reduced Amount”). The PEI Reduced Amount shall be reallocated to the Pekin Lenders and the ICP Lenders and applied to the amounts outstanding under the respective loan facilities pursuant to the terms of the CoBank Intercreditor Agreement. As used herein, the “Allocated Affiliate Fees” means the direct and indirect fees and expenses incurred and paid in cash to PEI by PEC or ICP for the benefit of PEC, PEI or any of their respective Affiliates (and excluding any fees and expenses paid to PEC which are for the benefit of and paid to any unrelated third parties, including without limitation, any insurance premiums.)

(ii) with respect to net cash sales proceeds of any sale of the facilities owned directly or indirectly by PE Op Co. and/or Pacific Ethanol West, LLC (the “Western Assets”) (including any ownership interests therein of PEI, each a “Western Asset Sale”), after payment to the holders of the Senior Note Documents of the first $20,000,000 from any such sale(s), then a 33/34/33% split among (x) the Pekin Lenders and the ICP Lenders collectively, (y) the holders of the Senior Note Documents and (z) PEI; and

(iii) at the election of PEI, from funds contributed to Pekin and/or ICP from PEI or PEC for payment to the Pekin Lenders and the ICP Lenders.

(c) Following the receipt by the Pekin Lenders and the ICP Lenders of the Paydown Amount in full, any additional proceeds arising from the payments sources listed in paragraphs 2.8(b)(i)(A) or 2.8(b)(i)(B) above shall be allocated pursuant to a 33/34/33% split among (x) Pekin Lenders and the ICP Lenders collectively, (y) the holders of the Senior Note Documents and (z) PEI.

The foregoing payment obligations shall be made in connection with the CoBank Intercreditor Agreement. The intention of the forgoing payment scenario is to effectuate the repayment of the amounts outstanding under the respective loan facilities of the Pekin Lenders and the ICP Lenders.

1.2 Amendment to Section 6.1(e) of the Credit Agreement. Section 6.1(e) of the Credit Agreement is hereby amended by adding a new clauses (ix), (x) and (xi) as follows:

(ix) Notices of Material Events. Until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, the Company shall promptly notify Agent and the Agent under the Pekin Credit Agreement within three (3) Business Days of the occurrence of any of the following:

(1) Any outage at the operating facilities of the Company and Pekin (collectively, the “Pekin Campus”) (including any process island therein, e.g., grain section, boilers, fermentation, dryers and distillation, dehydration and evaporation) for a period of greater than 24 hours;

(2) Any suspension of barge shipments from the Pekin Campus for a period of greater than 24 hours;

(3) Any unbudgeted capital expenditure at the Pekin Campus in an amount of greater than $100,000; or

(4) Prepayment or Cash-on-Delivery credit terms from (x) any utility or (y) greater than 10% by volume of the Company’s corn suppliers.

(x) Notices of Offer of PAL Equity. On or before December 31, 2019, the Company shall cause PEC to deliver a right of first offer notice to Aurora Cooperative Elevator Company (“ACEC”) pursuant to Section 3.6 of the Limited Liability Agreement of PAL, which notice shall offer PEC’s equity interest in PAL to ACEC in an all-cash transaction in an amount not less than the “Purchase Price” (as such term is defined in that certain letter of intent between PEC and ACEC dated December 19, 2019 (the “Aurora LOI”)) and applied under terms substantially the same as reflected in the Aurora LOI.

1.3 New to Sections 6.1(f) and 6.1(g) of the Credit Agreement. Section 6.1(f) of the Credit Agreement is hereby amended by adding new clauses (f) and (g) as follows:

(f) Rolling 13-Week Cash Flow Forecasts. Until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, by no later than 9:00 p.m. Mountain time on the third Business Day of each week, a rolling 13-week cash flow forecast prepared by the Company covering the 13-week period commencing with the immediately preceding week and detailing (i) projected cash receipts, (ii) projected disbursements, (iii) net cash flow, and (iv) such other items set forth therein and other information reasonably requested by Agent for such 13-week period, together with a comparison to the immediately preceding forecast and accompanied by a management narrative explaining results of operations and variances to the immediately preceding forecast and a reconciliation to cash balances held in the Company’s accounts (all in form and substance reasonably acceptable to Agent).

(g) Financial Accommodation Agreements. Until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, by no later than 9:00 p.m. Mountain time on the third Business Day of each week, an operations report for the Pekin Campus, which reports shall include, at a minimum.

(i)	Production volume of product meeting minimum product specifications based on industry standards of either the Company or Pekin volumes;

(ii)	Shipment volumes;

(iii)	Product yields;

(iv)	Energy consumption per gallon (based on monthly reporting); and

(v)	Material health, safety and environmental matters.

1.4 Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

6.3 Collateral Security. Payment and performance of the Obligations shall be secured by first priority perfected Liens on:

(i)	all personal property of the Company;

(ii)	until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, all personal property of Pekin (the “Pekin Personal Property Collateral”);

(iii)	all personal property of PEC pursuant to the PEC Pledge Agreement and the PEC Security Agreement (collectively, the assets referenced in clauses (i), (ii) and (iii) of this Section 6.3 are referred to herein as the “Personal Property Collateral”);

(iv)	all real property and improvements of the Company;

(v)	until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, all real property and improvements of Pekin (the “Pekin Real Property Collateral” and together with the Pekin Personal Property Collateral, the “Pekin Collateral” and collectively, the assets referenced in clauses (iv) and (v) of this Section 6.3 are referred to herein as the “Real Property Collateral”).

In each case, whether now owned or hereafter acquired (the Personal Property Collateral and the Real Property Collateral are collectively referred to as the “Collateral”), subject only to Permitted Liens or other exceptions approved in writing by Agent. Prior to or substantially contemporaneously with the date of this Agreement and at such other times as Agent may request (including each time the Company, Pekin or PEC acquires any real property or any personal property not already subject to the Liens required herein), the Company shall execute and deliver (or shall cause to be delivered) to Agent such security agreements, pledge agreements, assignments, mortgages, deeds of trust, and other documents and agreements requested by Agent for the purpose of creating, perfecting, and maintaining a perfected Lien on the Collateral, subject only to Permitted Liens or other exceptions approved in writing by Agent. The Company hereby authorizes Agent to file such Uniform Commercial Code financing statements to record such mortgages, deeds of trust, and other documents in the applicable real property records as Agent reasonably determines are necessary or advisable to perfect the security interests in and Liens on the Collateral. Payment and performance of the Obligations shall also be guaranteed by PEC pursuant to the PEC Guaranty. Upon receipt of the Paydown Amount, Agent shall immediately release its security interests in and to the Pekin Collateral.

1.5 New Section 6.12(e) of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by adding new Sections 6.12(e) as follows:

(e) Until the Pekin Lenders and the ICP Lenders have received the Paydown Amount in full, the Company and/or its financial advisors shall provide to the Pekin Lenders and the ICP Lenders each of the following in form reasonably acceptable to the Pekin Lenders and the ICP Lenders (the “Strategic Alternatives Process”):

(i)	Robust list of parties to be contacted as part of the Strategic Alternatives Process;
(ii)	Marketing materials utilized for the Strategic Alternatives Process;
(iii)	Weekly updates on outbound calls completed, inbound calls received, feedback received from prospects, any indications of interest or letters of intent received, and required diligence and steps to consummation of Strategic Alternatives Process.

1.6 New Sections 7.2(j) and 7.2(k) of the Credit Agreement. Section 7.2 of the Credit Agreement is hereby amended by adding new Sections 7.2(j) and 7.2(k) as follows:

(j) Liens granted in favor of the Pekin Lenders to secure the obligations of Pekin under the Pekin Credit Agreement.

(k) Subordinated liens granted in favor of the holders of the Senior Note Documents to secure the obligations of the Pacific Ethanol, Inc. under the Senior Note Documents.

1.7 Amendment to Section 7.6 of the Credit Agreement. Section 7.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

7.6 Dispositions of Assets or Subsidiaries. PEC, Pekin and the Company shall not, and shall not permit any Subsidiary to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of their properties or assets, tangible or intangible assignment, (including sale assignment discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary), except for transactions in the ordinary course of business. PEC and PEI shall not, and shall not permit any of their subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its capital stock, shares of beneficial interest, partnership interests or limited liability company interests as part of any transaction that contains a “put right” in favor of the purchaser of such transaction that enables the purchaser to require a repurchase of such interests, unless (i) the Term Loan has been repaid in full or (ii) payment in full of the Term Loan is a condition to the effectiveness of such transaction (collectively, the “Put Restriction”). Notwithstanding anything to the contrary set forth herein or in any other Loan Document, but subject to the Put Restriction:

(a) PEI and its applicable Subsidiaries shall be entitled to litigate, settle and otherwise resolve the Indeck Litigation without the prior written consent of Agent, the ICP Lenders or the Pekin Lender so long as any proceeds thereof to be paid to PEI or such Subsidiaries shall be distributed in accordance with Section 2.8 of this Agreement and the CoBank Intercreditor Agreement;

(b) Until such time as the Paydown Amount has been paid in full, any PEC Asset Sale shall be subject to the consent of each of the Pekin Lenders and the ICP Lenders, in each case not to be unreasonably withheld, conditioned or delayed; and

(c) Any Western Asset Sale shall not require the consent of the ICP Lenders or the Pekin Lenders so long as such sale is to an unrelated purchaser, is entered into in good faith and is for reasonable market value, and the net proceeds of such sale are distributed in accordance with Section 2.8 and in the Senior Intercreditor Agreement and, as between the ICP Lenders and the Pekin Lenders, pursuant to the CoBank Intercreditor Agreement.

To the extent the consent of the ICP Lenders the Pekin Lenders is required pursuant to Section 7.6(b) above, so long as no Event of Default then exists, the Pekin Lenders and the ICP Lenders hereby agree to reasonably cooperate with PEC and the proposed purchaser with respect to any PEC Asset Sale involving PEC’s membership interests in ICP to an unrelated third party, including further amendment to the respective Loan Documents of the ICP Lenders to eliminate any cross-defaults to any Affiliates of ICP.

1.8 Amendment to Sections 8.1 and 8.2 of the Credit Agreement. Sections 8.1 and 8.2 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

8.1 Adjusted EBITDA. Adjusted EBITDA negative variance of either the Company or Pekin shall be no greater than 20% (tested against agreed upon budget; calculated based on trailing 3-month Adjusted EBITDA as of the end of each calendar month); provided that, notwithstanding anything to the contrary set forth elsewhere herein, including Section 9.1(c), the failure of this covenant shall not constitute an Event of Default unless such failure continues for two (2) consecutive calendar months.

8.2 Weekly Production Volume. Negative variance in weekly production volume of product meeting minimum product specifications based on industry standards of either the Company or Pekin shall be no greater than 20% (tested against agreed upon budget; updated weekly); provided that, notwithstanding anything to the contrary set forth elsewhere herein, including Section 9.1(c), the failure of this covenant shall not constitute an Event of Default unless such failure continues for two (2) consecutive calendar weeks.

1.9 Amendment to Section 9.1 of the Credit Agreement. Section 9.1 of the Credit Agreement is hereby amended by adding the following new Section 9.1(o) as follows:

(o) Defaults under the Pekin Credit Agreement. A default or event of default shall occur at any time under the terms of the Pekin Credit Agreement or related document, and such breach, default, or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not), any Indebtedness when due (whether at stated maturity, by acceleration, or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been exercised or waived).

1.10 Replacement of Compliance Certificate. Exhibit C (Compliance Certificate) to the Credit Agreement is hereby replaced with Exhibit C attached hereto.

1.11 Amendments to Annex A to Credit Agreement.

(a) Annex A to the Credit Agreement is hereby amended by adding the following definitions as new definitions in the correct alphabetical order:

“80/20 Minimum Allocation Requirement” means, with respect to any payments made to the Pekin Lenders and/or the ICP Lenders with respect to the Paydown Amount and any other amounts received on account of any Western Asset Sales or any PEC Asset Sales, the requirement that the Pekin Lenders shall receive not less than 80% thereof for application to the principal paydown of the “Term Loan” under Pekin Credit Agreement until paid in full and then to the “Revolving Term Loan” under Pekin Credit Agreement.

“CoBank Intercreditor Agreement” an intercreditor agreement by and between (x) the Pekin Lenders, and (y) the ICP Lenders on one hand, on the other hand, to be executed on or before January 7, 2019, but subject to the 80/20 Minimum Allocation Requirement. The Company will be provided with a copy of the CoBank Intercreditor Agreement immediately upon execution thereof.

“ICP Lenders” means those entities party to this Agreement as Lenders from time to time.

“Indeck Litigation” means the legal proceeding styled Case No. 2015-L-006405 in the Circuit Court of Cook County, Illinois, Law Division.

“First Amendment” means Amendment No. 1 to Credit Agreement dated December 20, 2019, executed by the Company, Agent, and Lender.

“Loan Parties” means, collectively, the Company and PEC.

“PAL” means Pacific Aurora, LLC, a Delaware limited liability company.

“PEC Guaranty” means the guaranty executed by PEC dated as of March 20, 2019, as amended.

“PEC Pledge Agreement” means the pledge agreement executed by PEC dated as of March 20, 2019, as amended.

“PEC Security Agreement” means the pledge agreement executed by PEC dated as of March 20, 2019, as amended.

“Pekin” means Pacific Ethanol Pekin, LLC, a Delaware limited liability company

“Pekin Amendment” means that certain Amendment No. 7 to Credit Agreement and Waiver dated December 20, 2019 by and among Pekin, the Pekin Lenders and the Agent thereto.

“Pekin Contingency Account” means a deposit account controlled by the Pekin Lenders established for the purpose of satisfying the Obligations of the Company under this Agreement or of Pekin under the Peking Credit Agreement as the Pekin Lenders and the ICP Lenders may jointly determine from time to time.

“Pekin Credit Agreement” means that certain Credit Agreement by and among Pacific Ethanol Pekin, LLC, a Delaware limited liability company as Borrower, Compeer Financial, PCA, a federally-chartered instrumentality of the United States as a Lender, and CoBank, ACB, as Agent, dated as of December 15, 2016, as amended, restated, supplemented or otherwise modified from time to time.

“Pekin Lenders” means those entities party to the Pekin Credit Agreement as Lenders from time to time.

“Senior Lender Intercreditor Agreement” an intercreditor agreement by and between (x) the Pekin Lenders, and the ICP Lenders on one hand, (y) the holders of the Senior Note Documents, on the other hand, and (z) ICP, PEC and Pekin, to be executed on or before January 17, 2020 as such date may be extended by agreement between the foregoing parties.

ARTICLE 2 Waiver of Specified Defaults. Agent and Lender hereby agree that effective upon the effectiveness of this Agreement, each of the Specified Defaults shall be deemed to have been waived by Agent and Lender, provided, however, that such waiver pertains only to Specified Defaults set forth above for periods specified, and not to any other Default or Event of Default which may exist under, or any other matters arising in connection with, the Credit Agreement, any other agreements existing between the Company and the Lender or the Agent, or to any rights which the Lender or the Agent may have arising by virtue of any other actions or matters. The effectiveness of such waiver is subject satisfaction of the conditions set forth in Section 4 hereof.

ARTICLE 3 Representations and Warranties; Acknowledgments.

3.1 In order to induce Agent and Lender make the amendments provided for in Article 1, the Company hereby represents and warrants to Agent and the Lender as of the Effective Date that:

(a) The recitals set forth above are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects) and are part of this Agreement, and such recitals are incorporated herein by this reference;

(b) All representations and warranties made and given by the Loan Parties in the Loan Documents are true, complete, accurate, and correct in all material respects (unless qualified by materiality, in which case they shall be true and correct in all respects), as if given on the Effective Date (or, as to representations and warranties that specifically refer to an earlier date, as of such earlier date) after giving effect to this Agreement;

(c) The Loan Parties have no claims, offsets, rights of recoupment, counterclaims, or defenses (other than payment) with respect to: (a) the payment of any amount due under the Loans and the Loan Documents; (b) the performance of the Loan Parties’ obligations under the Loan Documents; or (c) the liability of the Loan Parties under the Loan Documents;

(d) Agent and the Lending Parties: (i) have not breached any duty to the Loan Parties in connection with the Loans or the Loan Documents; and (ii) have fully performed all obligations they may have had or now have to the Loan Parties;

(e) The Loan Parties have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of this Agreement. Before execution of this Agreement, the Loan Parties have had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of this Agreement;

(f) The Loan Parties are not acting in reliance on any representation, understanding, or agreement from or with Agent or the Lending Parties not expressly set forth herein. The Loan Parties acknowledge that none of Agent or the Lending Parties has made any representation with respect to the subject of this Agreement except as expressly set forth herein. The Company has executed this Agreement as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person;

(g) All interest or other fees or charges which have been imposed, accrued or collected by Agent under the Loan Documents or in connection with the Loans through the date of this Agreement, and the method of computing the same, were and are proper and agreed to by the Loan Parties, and were properly computed and collected;

(h) This Agreement is not intended by the parties to be a novation of the Loan Documents and, except as expressly waived, deferred or otherwise modified herein, all terms, conditions, rights, and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

(i) Notwithstanding anything to the contrary in this Agreement, except as waived, deferred or modified herein, the Loan Documents are in full force and effect in accordance with their respective terms, remain legal, valid and binding obligations of the Loan Parties that are enforceable in accordance with their respective terms, have not been modified or amended (except in written amendments executed by the parties), and are hereby reaffirmed and ratified by the Loan Parties;

(j) All information provided by the Loan Parties (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date is true, correct and complete in all material respects as of the date provided and does not contain any untrue statements of fact or omit to state a fact necessary to make the statements made not misleading in any material respect;

(k) All financial statements delivered by the Loan Parties (or any of its agents or representatives) to Agent or the Lending Parties prior to the Effective Date are true and correct in all material respects and fairly present the financial condition of the Loan Parties;

(l) As of the Effective Date, the Company has delivered to Agent all statements, notices, certificates, projections, updates, and other information required under Article 6 of the Credit Agreement;

(m) The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the corporate or company powers and authority of the Company, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with the charter or by-laws of the Company;

(n) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, covenants, and conditions; and

(o) After giving effect to this Agreement, no Default or Event of Default (other than related to any Excluded Event) has occurred and is continuing.

3.2 In order to induce Agent and Lender make the amendments provided for in Article 1, the Company hereby ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents as modified herein and hereby agrees, acknowledges and reaffirms that (a) the Loan Documents as modified herein constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, covenants, and conditions, (b) the Company remains unconditionally liable to Agent and the Lending Parties in accordance with the respective terms, covenants, and conditions set forth in the Loan Documents as modified herein, (c) Agent and Lender have valid, duly perfected, fully enforceable Liens on the Collateral, (d) all Liens heretofore granted to Agent and Lender in the Collateral continue in full force and effect and secure the Obligations, (e) the Company shall execute and deliver to Agent and the Lending Parties any and all agreements and other documentation and to take any and all actions reasonably requested by Agent and the Lending Parties at any time to assure the perfection, protection, priority, and enforcement of Agent’s and Lender’s rights under the Loan Documents (including this Agreement) with respect to all such Liens (but without any increase to the obligations or liabilities of the Company under the Loan Documents), and (f) as of December 20, 2019, the amount of the Obligations owing under the Loan Documents (exclusive of attorneys’ fees and other fees, expenses, advances, and costs) $30,086,575.00, consisting of (i) unpaid principal of $12,000,000.00 and accrued, unpaid interest of $34,630.00 on the Term Loan, and (ii) unpaid principal of $18,000,000.00 and accrued, unpaid interest of $51,945 00 on the Revolving Term Loan, together with (iii) third party costs and expenses, including attorney and advisor fees and costs.

3.3 The ICP Lenders agree that, upon the payment of the Paydown Amount, the ICP Lenders will re-evaluate the existing interest rates set forth in the Notes and consider in good faith any request by ICP to a reduction thereto.

ARTICLE 4 Conditions to Effectiveness.

This Agreement shall become effective on such date (the “Effective Date”) when each of the following conditions has been satisfied:

4.1 Representations and Warranties. All covenants, representations and warranties made by the Company pursuant to Article 3 shall be true and correct.

4.2 Delivery of Closing Documents. Agent shall have received each of the documents set forth on Schedule I hereto in form and content acceptable to the Agent.

4.3 Updated Schedules. Agent shall have received updated schedules to the Credit Agreement in accordance with Section 6.11 of the Credit Agreement.

4.4 Reimbursement of Fees/Expenses. The Company shall have paid all out-of-pocket fees and expenses of Agent and the Lending Parties (including legal, advisory, and audit fees) that accrued in relation to the Loan Documents, including, without limitation, all out-of-pocket fees and expenses incurred in connection with the preparation, drafting, negotiation, implementation of this Agreement.

4.5 Amendment Fee. The Company and Pekin shall pay to Agent upon the closing of the first Asset Sale an agent fee of $50,000 and an amendment fee of $200,000 for a total fee in the amount of $250,000 in cash (for both the Pekin Amendment and this Amendment).

4.6 Required Consents, etc. The Company shall have delivered to Agent all consents, authorizations and amendments determined by Agent to be necessary to ensure the enforceability of the Loan Documents, including a certificate of the secretary or other appropriate officer of each Loan Party certifying (i) that the execution, delivery and performance of this Agreement, the Credit Agreement as amended hereby and the other Loan Documents have been duly approved by all necessary action of the governing board of such Loan Party, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the organizational document of such Loan Party, which were certified and delivered to the Agent pursuant to the most recent certificate of secretary or other appropriate officer of such Loan Party, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of such Loan Party who have been certified to the Agent, pursuant to the most recent certificate of secretary or other appropriate officer given by such Loan Party, as being authorized to sign and to act on behalf of such Loan Party continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Loan Party authorized as of the date hereof to execute and deliver this Agreement, the other Loan Documents and all other documents, agreements and certificates on behalf of such Loan Party.

Upon the delivery by Agent of a fully executed copy of this Agreement to the Company, the conditions set forth above shall be deemed satisfied and the Effective Date shall be deemed to have occurred as of the date so delivered.

4.7 Post-closing Deliveries. The Company shall cause each of the documents listed below (collectively, the “Post-Closing Deliveries”) to be delivered to the Agent on or before (i) December 29, 2019, each of the documents set forth on Schedule II hereto, with the additional Loan Documents listed thereon being prepared by the ICP Lenders and the Pekin Lenders, subject only to revision thereto reasonably acceptable to the ICP Lenders and the Pekin Lenders and (ii) January 17, 2019, including the Senior Intercreditor Agreement and each of the documents necessary to effect the cross collateralization liens to be addressed in the Senior Intercreditor Agreement; provided that with respect to the date set forth in (ii) above only, such date may be extended up to an additional fifteen (15) days so long as the parties are diligently working toward finalization and execution of same. The Post-Closing Deliveries that constitute additional Loan Documents will be in form and content consistent in all material terms with this Amendment and the Pekin Amendment, including all consent, termination and release provisions. The ICP Lenders and the Pekin Lenders agree to reasonably cooperate with respect to the negotiation and finalization of the Senior Intercreditor Agreement and related documents. The Company acknowledges and agrees that failure to deliver the Post-Closing Deliveries as required under this Agreement shall constitute an automatic Event of Default under this Agreement and the Pekin Credit Agreement, without notice to the Company or any further action required on the part of the Lender or the Agent.

ARTICLE 5 Release.

As a material part of the consideration for Agent and Lender entering into this Agreement, the Company agrees as follows (the “Release Provision”)

5.1 The Company hereby releases and forever discharges Agent and the Lending Parties and each such parties’ respective predecessors, successors, assigns, participants, officers, managers, directors, shareholders, employees, agents, advisors, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as “Released Group”), jointly and severally, from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether presently possessed or possessed in the future, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether presently accrued or to accrue hereafter, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, and including whether arising from the negligence (but not the gross negligence or willful misconduct) of any of the Released Group, which the Company may have or claim to have against any of the Released Group, in each case only to the extent arising or accruing prior to and including the Effective Date.

5.2 The Company agrees not to sue any of the Released Group or in any way assist any other person or entity in suing any of the Released Group with respect to any claim released herein. This Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

5.3 The Company is the sole owner of the claims released by the Release Provision, and the Company has not heretofore conveyed or assigned any interest in any such claims to any other person or entity. The Company understands that the Release Provision was a material consideration in the agreement of Agent and Lender to enter into this Agreement.

5.4 It is the express intent of the Company that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Group so as to foreclose forever the assertion by the Company of any claims released hereby against any of the Released Group. If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

ARTICLE 6 Miscellaneous.

6.1 Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Credit Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

6.2 Limitation of Amendments. The temporary waivers and deferrals granted in Article 2 and the amendments provided in Article 3 shall be limited precisely as provided for therein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement or any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Loan Parties which would require the consent of Agent or the Lending Parties under the Credit Agreement or any other Loan Document.

6.3 Collateral. To the extent any Collateral is personal property, the Loan Parties hereby renounce and waive all rights that are waivable under Article 9 of the Uniform Commercial Code (the “UCC”) of any jurisdiction in which any Collateral may now or hereafter be located. The Loan Parties also hereby acknowledge and agree that a public sale shall constitute a commercially reasonable manner for the disposition of the Collateral.

6.4 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

6.5 Incorporation of Credit Agreement Provisions. The provisions of Article 11 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

[Signature Pages Follow]

[SIGNATURE PAGE TO AMENDMENT NO. 1]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COMPANY:

ILLINOIS CORN PROCESSING, LLC

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

LENDER:

COMPEER FINANCIAL, PCA

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

[SIGNATURE PAGE TO AMENDMENT NO. 7]

IN WITNESS WHEREOF, the parties hereto, by their Authorized Officers, have executed this Agreement as of the date first set forth above.

COBANK, ACB

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Vice President

Schedule I

Closing Deliveries

1.	This Agreement

2.	Updated schedules to the Credit Agreement

3.	Amended and Restated Revolving Note executed by the Company

4.	Amended and Restated Term Note executed by the Company

5.	Amendment to Pekin Credit Agreement executed by Pekin

6.	Updated schedules to Pekin Credit Agreement

7.	Amended and Restated Revolving Note executed by Pekin

8.	Amended and Restated Term Note executed by Pekin

Schedule II

Post-Closing Deliveries

1.	Guaranty executed by the Company in favor of the Pekin Lenders

2.	First Amendment to Security Agreement executed by the Company

3.	First Amendment to Mortgage executed by the Company

4.	Guaranty of Pekin executed by Pekin in favor of the ICP Lenders

5.	First Amendment to Security Agreement executed by Pekin

6.	Third Amendment to Mortgage executed by Pekin

7.	Amended and Restated Guaranty and Contribution Agreement executed by PEC

8.	First Amendment to Security Agreement executed by PEC

9.	Pledge Agreement executed by PEC pledging its interest in the Company and an Acknowledgment from the Company

10.	Pledge Agreement executed by PEC pledging its interest in Pekin with an Acknowledgment from Pekin

11.	Executed certificates of secretary for each Loan Party certifying that no changes have been made to the organizational documents since last delivered to the Agent

12.	Approved resolutions authorizing this Agreement and the actions contemplated herein

13.	Legal opinion of counsel to the Company, Pekin and PEC

SCHEDULE 5.2

Subsidiaries

This is Schedule 5.2 to that certain Credit Agreement dated as of September 15, 2017 by and between Illinois Com Processing, LLC, Compeer Financial, PCA and CoBank, ACB (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms defined in the Credit Agreement and not defined in this Schedule 5.2 shall have the respective meanings ascribed to them by the Credit Agreement.

Legal Name of the Company	Jurisdiction of organization and type of entity [for example, Delaware limited liability company, Colorado corporation, etc.]
Illinois Com Processing, LLC	Delaware limited liability company

Legal Name of Subsidiary	Is the Subsidiary a Guarantor? [Yes or No]	Jurisdiction of organization and type of entity

Schedules updated as of December 20, 2019

SCHEDULE 5.12

Environmental Matters

On March 14, 2018, IEPA issued a Violation Notice regarding air emissions violations at Illinois Corn Processing, LLC (“ICP”). A Compliance Commitment Agreement was agreed on July 19, 2018. The CCA calls for the plant to develop certain compliance programs and certify compliance. ICP is working with an environmental consultant to prepare certifications of compliance.

On March 13, 2018, the manager of environmental compliance at the Pekin facility discovered irregularities in the record keeping and reporting at the ICP facility. ICP subsequently engaged an independent expert to investigate the history of record keeping and environmental compliance at ICP. Based upon the expert’s findings, there appears to have been a pattern of inaccurate and untruthful reporting which could lead to the imposition of civil penalties, and, if the conduct is found to have been intentional, criminal sanctions. ICP reported what was known to the EPA on April 2, 2018 pursuant to EPA Audit Policy (April 2000) 65 FR 19,618 (04/11/00), formally titled “Incentives for Self- Policing: Discovery, Disclosure, Correction and Prevention of Violation.” On July 26, ICP submitted letters stating that corrective measures have been complete regarding all violations reported on April 2. ICP also reported that an expert assessment had been completed and that further violations had been identified. On July 27, ICP self-reported additional violations, including 2 categories of potential criminal violations. On January 23, 2019, ICP submitted its final report on these matters and certified final remediation of the self-reported water permit violations. In the meanwhile, counsel for ICP met with the EPA investigators looking into the potential criminal matters, and were apprised of EPA’s plans for further investigation. After interviewing the former ICP employees who were implicated in the falsification of reports, EPA notified ICP on December 16, 2019, that EPA had closed the criminal investigation with no further action. The decision does not affect any review by EPA Region V’s civil enforcement program.

On October 1 and 4, 2018, the ICP and Pekin plants respectively received Findings of Violations from US EPA citing the plants for a number of Clean Air Act violations. These were not unexpected as EPA had previously made Section 114 information requests of both plants. EPA’s principal finding in the citations is that the plants “failed to demonstrate compliance with the [Miscellaneous Organic NESHAP (MON) at the Facility’s [Fiber, Germ, and Gluten Dryers], in violation of 40 C.F.R. § 63.2450(a).” The legal and technical experts the PE Pekin and ICP disagree with this finding. EPA, PE Pekin and ICP have entered into tolling agreements to allow for technical analysis and continued discussion of the interpretive questions. The tolling agreements now expire on June 30, 2020.

Schedules updated as of December 20, 2019

SCHEDULE 6.12(b)

Collateral Assignments of Material Agreements

Com Procurement and Supply Agreement between the Company and Pacific Ag. Products, LLC dated July 3, 2017

Co-Product Marketing Agreement between the Company and Pacific Ag. Products, LLC dated July 3, 2017

Alcohol Product Marketing Agreement between the Company and Kinergy Marketing LLC dated July 3, 2017

Affiliated Company Agreement between Pacific Ethanol, Inc. and the Subsidiaries from time to time party thereto, including the Company, dated July 1, 2015, as amended by Amendment No. 1 to Affiliated Company Agreement dated January 1, 2017 and Amendment No. 2 to Affiliated Company Agreement dated July 3, 2017.

Schedules updated as of December 20, 2019